EXHIBIT 99.1

Greatbatch, Inc. Announces Proposal to Spin-Off Its Algostim Subsidiary

FRISCO, Texas, April 30, 2015 (GLOBE NEWSWIRE) -- Greatbatch, Inc. (NYSE:GB) today announced a proposed tax-free spin-off of Algostim, LLC. Algostim is a subsidiary of Greatbatch's QiG Group, which was established in 2008 to design and develop a broad-based neurostimulation platform. Algostim's Algovita Spinal Cord Stimulation (SCS) system is the first application of the platform, with additional QiG applications currently in development.

The spin-off would create a new publicly traded company focused on commercializing the Algovita Spinal Cord Stimulation system to treat chronic intractable pain of the trunk and/or limbs, with Greatbatch continuing to focus on expanding its core business and providing complete medical device systems for its customers.

The Algovita system incorporates an extensive array of Greatbatch intellectual property, advanced technology and innovative programming features. The system received CE mark from the designated European Notified Body, TÜV SÜD America in June, 2014 and an application has been submitted for Pre-Market Approval (PMA) with the U.S. Food and Drug Administration (FDA). Greatbatch has been informed by the FDA that it has determined that the PMA application is approvable subject to an FDA inspection that finds the manufacturing facilities, methods and controls in compliance with the applicable requirements of the Quality System regulation. Greatbatch would continue to manufacture the Algovita Spinal Cord Stimulation system under a long term supply agreement with the new public company.

"Over the past nine years, Greatbatch has undertaken a strategic evolution from strictly developing components and subassemblies to also developing complete active implantable medical device (AIMD) systems for our customers," said Thomas J. Hook, president and CEO of Greatbatch, Inc. "Spinning-off Algostim would provide both entities the focus and flexibility needed to execute their growth initiatives, their strategic imperatives and provide their respective customers with unparalleled service. The end result would further advance the global medical device market and enhance shareholder value."

Greatbatch's Board of Directors believes that spinning off Algostim would allow each company to better allocate resources to meet the needs of their respective businesses, pursue distinct capital allocation strategies, focus on different growth opportunities and provide a clearer investment proposition to attract long-term investors best suited to each company.

The proposed spin-off is consistent with Greatbatch's strategy to combine its design, development and manufacturing abilities with the sales and distribution strength of a commercialization partner for QiG's complete medical device systems.

After the spin-off Greatbatch would continue to capitalize on its considerable and growing intellectual property holdings to design, develop and manufacture discrete technologies and complete medical device systems in the Cardiac, Neurostimulation, Vascular, Orthopaedic, Portable Medical and Energy markets it serves. Combining its intellectual property standing with the customer relationships and engineering services of CCC Medical Devices and NeuroNexus further position Greatbatch as a leading developer and manufacturer in the neurostimulation market.

Greatbatch will provide further details regarding the board of directors and management team of Algostim at a later date.

The spin-off is expected to be completed by the end of 2015, but remains subject to final approval of the Greatbatch Board of Directors, confirmation of the tax-free nature of the transaction, and the effectiveness of a Form 10 registration statement to be filed with the U.S. Securities and Exchange Commission, among other conditions. Greatbatch has retained Piper Jaffray & Co. as its financial advisor and Hodgson Russ, LLP as its legal counsel.

Greatbatch President & Chief Executive officer, Thomas J. Hook, and Executive Vice President and Chief Financial Officer, Michael Dinkins, will host a conference call today at 5:00 p.m. EDT to discuss the Company's financial results for the first quarter 2015 and the proposed spin-off.

About Greatbatch, Inc.

Greatbatch, Inc. (NYSE:GB) provides top-quality technologies to industries that depend on reliable, long-lasting performance through its brands Greatbatch Medical, Electrochem and QiG Group. The company develops and manufactures critical medical device technologies for the Cardiac, Neurostimulation, Vascular and Orthopaedic markets; and batteries for high-end niche applications in the portable medical, energy, military, and environmental markets. Additional information is available at www.greatbatch.com.

Forward-Looking Statements

Some of the statements in this press release, including the information regarding Greatbatch's expectations and plans for the spin-off and the future prospects of the businesses as independent companies are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the taxable nature of the spin-off, the timing and successful execution of the spin-off, the performance of Algostim post spin-off, and the following matters affecting the Company: our dependence upon a limited number of customers; customer ordering patterns; product obsolescence; our inability to market current or future products; pricing/vertical integration pressure from customers; our ability to timely and successfully implement our cost reduction and plant consolidation initiatives; our reliance on third party suppliers for raw materials, products and subcomponents; our inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; our inability to successfully consummate and integrate acquisitions and to realize synergies; our unsuccessful expansion into new markets; our ability to realize a return on our substantial RD&E investments, including system and device products; our inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; global economic factors including currency exchange rates and interest rates; the resolution of various legal actions and other risks and uncertainties described in the Company's Annual Report on Form 10-K and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

CONTACT: Investor Relations Contact:
         Elizabeth Cowell
         ecowell@greatbatch.com
         tel 214-618-4982

         Media Contact:
         Christopher Knospe
         cknospe@greatbatch.com
         tel 716-759-5727